TRITON INTERNATIONAL LIMITED REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS AND DECLARES $0.45 QUARTERLY DIVIDEND

Hamilton, Bermuda – February 22, 2018 – Triton International Limited (NYSE: TRTN) ("Triton") today reported results for the fourth quarter and full year ended December 31, 2017. Triton was formed on July 12, 2016 through the merger of Triton Container International Limited ("TCIL") and TAL International Group, Inc. ("TAL").

Highlights:

•
Triton reported Net income attributable to shareholders of $207.2 million and Income before income taxes of $86.7 million for the fourth quarter of 2017. Included in Net income attributable to shareholders is a one-time tax benefit of $139.4 million recognized as a result of the reduction in the U.S. statutory corporate tax rate as part of the Tax Cuts and Jobs Act.

•	Triton reported Adjusted pre-tax income of $84.9 million in the fourth quarter of 2017.

•	Utilization averaged 98.3% for the fourth quarter of 2017 and averaged 96.9% for the full year 2017.

•	Triton declared a quarterly dividend of $0.45 per share payable on March 28, 2018 to shareholders of record as of March 12, 2018.

Financial Results

The following table depicts Triton’s selected key financial information for the fourth quarter and full years ended December 31, 2017 and 2016 and for the three months ended September 30, 2017. Financial information for the twelve months ended December 31, 2016 includes the results of operations of TCIL only for periods prior to July 12, 2016.

	(in millions, except per share data)
	Three Months Ended,			Twelve Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Total leasing revenues	$313.9	$302.1	$259.5	$1,163.5	$828.7
Income (loss) before income taxes	$86.7	$70.6	$31.1	$260.3	$(5.8)
Net income (loss) attributable to shareholders	$207.2	$57.2	$22.8	$344.6	$(13.5)
Adjusted pre-tax income (1)	$84.9	$73.0	$19.0	$259.4	$49.1
Adjusted net income (1)	$68.3	$61.1	$15.3	$211.9	$48.9
Net income (loss) per share - Diluted	$2.57	$0.75	$0.31	$4.52	$(0.24)
Adjusted pre-tax income per share - Diluted (1)	$1.05	$0.96	$0.26	$3.40	$0.88
Adjusted net-tax income per share - Diluted (1)	$0.85	$0.81	$0.21	$2.78	$0.87
(1) Adjusted pre-tax income, Adjusted pre-tax income per share - Diluted, Adjusted net income, Adjusted net income per share - Diluted are non-GAAP financial measures that we believe are useful in evaluating our operating performance. Triton's definition and calculation of Adjusted pre-tax income and Adjusted net income, including reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures, are outlined in the attached schedules.

Operating Performance

“Triton’s strong operating and financial performance in the fourth quarter of 2017 capped an outstanding year for the company,” commented Brian Sondey, Chairman and Chief Executive Officer of Triton International. “We generated $84.9 million in Adjusted pre-tax income during the fourth quarter, an increase of 16.3% from the third quarter of 2017, and we achieved improvements across all of our key operating metrics.”
“Triton’s performance in the fourth quarter continued to benefit from favorable market conditions and Triton’s unique position in our market. Container demand remains strong, driven by solid growth in global containerized trade, and leasing demand has been further supported by the increasing reliance of many of our shipping line customers on leased containers. Our container utilization increased by 0.6% during the fourth quarter to reach 98.6% as of December 31, 2017, and our utilization currently stands at 98.7%. New dry container prices held firm in the fourth quarter despite the beginning of the traditional slow season for dry containers, and used container sale prices increased during the quarter in response to high leasing company utilization and very low inventories of containers held for sale.”
“2017 was an outstanding year for container investments at Triton, and our leasing revenue and margins continued to grow in the fourth quarter as large numbers of new containers went on-hire. In 2017, Triton took advantage of the favorable supply / demand balance for containers and our leading supply capability to capture an out-sized share of new investments with attractive expected returns. These investments will lock-in a long tail of enhanced profitability and cash flow that will benefit us for many years. Our ability to step in to the supply gap created by the combination of stronger than expected trade growth and constrained buying by many of our customers and several other leasing companies reinforced our position with the world’s largest shipping lines and enhanced our strong reputation for reliability.”
“Our reported GAAP net income in the fourth quarter included several unusual items which we have excluded from our Adjusted profitability. These items include $6.8 million in insurance receipts related to lost leasing revenue due to the default of Hanjin Shipping in 2016, and an income tax benefit of $139.4 million related to the revaluation of our deferred tax liability as a result of the reduction in the U.S. statutory corporate tax rate. We do not expect further meaningful financial impacts from recovery expenses or insurance collections related to the Hanjin bankruptcy. We expect the primary future impact from the reduction in the U.S. statutory corporate tax rate will be a reduction in our GAAP tax accrual rate beginning in the first quarter of 2018.”
Outlook

Mr. Sondey continued, “We expect market conditions will remain favorable in 2018. Our customers are indicating they expect trade growth will remain solidly positive, and the supply of containers remains well controlled, with a moderate amount of new container inventory and very limited inventories of available used containers. Container prices remain in the range of $2,150 - $2,200, and we expect many of our shipping line customers will continue to rely heavily on leased containers for new additions to their fleets. Some of our competitors who did not invest in large numbers of containers in 2017 have started to invest more actively, and market lease rates for new dry container leasing transactions have moderated from where they were during the peak season of 2017. While competition has normalized, we have many advantages in our market and we continue to win a substantial portion of new container leasing opportunities with attractive expected returns. Dry container market leasing rates remain above our portfolio average, mitigating the risk from lease expirations. We are also well protected from the risk of rising interest rates since over 86% of our debt is either fixed rate or hedged to fixed rates with interest rate swaps, and the weighted average life of our fixed interest rate debt and swaps was 48 months as of December 31, 2017.”
“The first quarter is usually our weakest quarter of the year since it represents the slow season for dry containers and since it has the fewest number of days. We usually experience a sequential decrease in profitability from the fourth to the first quarter. However, our level of container drop-offs has remained very low so far this year, and new container deal and pick-up activity have been solid. Used container sale prices have continued to trend upwards, and we will benefit from reduced administrative expense in the first quarter as incentive compensation accruals return to their normal level after being elevated in 2017 due to performance well above our financial plan. As a result, we expect our Adjusted pre-tax income will increase slightly from the fourth quarter of 2017 to the first quarter of 2018 despite the impacts of seasonality and two fewer revenue days. Starting in the first quarter of 2018, we will also benefit from a lower GAAP tax accrual rate, and we expect a larger sequential increase in our Adjusted net income. Looking forward in 2018, we expect our Adjusted pre-tax income and Adjusted net income will increase sequentially throughout the year if market conditions remain favorable.”

Dividend

Triton's Board of Directors has approved and declared a $0.45 per share quarterly cash dividend on its issued and outstanding common shares, payable on March 28, 2018 to shareholders of record at the close of business on March 12, 2018.

Investors’ Webcast

Triton will hold a Webcast at 9 a.m. (New York time) on Friday, February 23, 2018 to discuss its fourth quarter and full year results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. An archive of the Webcast will be available one hour after the live call through Friday, April 6, 2018. To access the live Webcast or archive, please visit Triton’s website at http://www.trtn.com.

About Triton International Limited

Triton International Limited is the parent of Triton Container International Limited and TAL International Group, Inc., each of which merged under Triton on July 12, 2016 to create the world’s largest lessor of intermodal freight containers and chassis. Triton operates a container fleet over five million twenty-foot equivalent units ("TEU"), and our global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact

Andrew Greenberg
Senior Vice President,
Finance & Investor Relations
(914) 697-2900

The following table sets forth the combined equipment fleet utilization(a) as of and for the periods indicated:

	Quarter Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Average Utilization	98.3%	97.6%	96.5%	95.3%
Ending Utilization	98.6%	98.0%	97.1%	95.8%

(a) Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale. For the utilization calculation, units on lease to Hanjin were treated as off-lease effective August 1, 2016.

The following table provides the composition of our equipment fleet as of December 31, 2017 (in units, TEUs and cost equivalent units, or “CEUs”):

	December 31, 2017
	Equipment Fleet in Units	Equipment Fleet in TEUs
Dry	3,077,144	5,000,043
Refrigerated	218,429	419,673
Special	89,066	159,172
Tank	12,124	12,124
Chassis	22,523	41,068
Equipment leasing fleet	3,419,286	5,632,080
Equipment trading fleet	10,510	16,907
Total	3,429,796	5,648,987

	December 31, 2017
	Equipment Fleet in CEUs
Operating leases	6,678,282
Finance leases	328,024
Equipment trading fleet	51,762
Total	7,058,068

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: uncertainty as to the long-term value of Triton's common shares; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers for a substantial portion of our revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in the demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including increased tariffs; disruption to our operations from failures of or attacks on our information technology systems; our compliance or failure to comply with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions on our businesses imposed by the terms of our debt agreements; changes in the tax laws in the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" to our Form 10-K, with the SEC, on March 17, 2017.
The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2017	December 31, 2016
ASSETS:
Leasing equipment, net of accumulated depreciation of $2,218,897 and $1,787,505	$8,364,484	$7,370,519
Net investment in finance leases, net of allowances of $0 and $527	295,891	346,810
Equipment held for sale	43,195	99,863
Revenue earning assets	8,703,570	7,817,192
Cash and cash equivalents	132,031	113,198
Restricted cash	94,140	50,294
Accounts receivable, net of allowances of $3,002 and $28,082	199,876	173,585
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $144,081 and $55,484	154,376	242,973
Insurance receivable	—	17,170
Other assets	49,591	56,751
Fair value of derivative instruments	7,376	5,743
Total assets	$9,577,625	$8,713,571
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$128,133	$83,567
Fair value of derivative instruments	2,503	9,404
Accounts payable and other accrued expenses	109,999	143,098
Net deferred income tax liability	215,439	317,316
Debt, net of unamortized debt costs of $40,636 and $19,999	6,911,725	6,353,449
Total liabilities	7,367,799	6,906,834
Shareholders' equity:
Common shares, $0.01 par value, 294,000,000 shares authorized, 80,687,757 and 74,376,025 shares issued and outstanding respectively	807	744
Undesignated shares $0.01 par value, 6,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	889,168	690,418
Accumulated earnings	1,159,367	945,313
Accumulated other comprehensive income	26,942	26,758
Total shareholders' equity	2,076,284	1,663,233
Non-controlling interests	133,542	143,504
Total equity	$2,209,826	$1,806,737
Total liabilities and shareholders' equity	$9,577,625	$8,713,571

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Leasing revenues:
Operating leases	$308,751	$253,095	$1,141,165	$813,357
Finance leases	5,105	6,452	22,352	15,337
Total leasing revenues	313,856	259,547	1,163,517	828,694

Equipment trading revenues	7,206	6,597	37,419	16,418
Equipment trading expenses	(6,111)	(6,211)	(33,235)	(15,800)
Trading margin	1,095	386	4,184	618

Net gain (loss) on sale of leasing equipment	10,749	(4,261)	35,812	(20,347)

Operating expenses:
Depreciation and amortization	130,168	120,006	500,720	392,592
Direct operating expenses	11,495	29,959	62,891	84,256
Administrative expenses	21,341	20,481	87,609	65,618
Transaction and other costsA	5,932	399	9,272	66,916
Provision for doubtful accounts	2,103	1,103	3,347	23,304
Insurance recovery income	(6,764)	—	(6,764)	—
Total operating expenses	164,275	171,948	657,075	632,686
Operating income	161,425	83,724	546,438	176,279
Other expenses:
Interest and debt expense	74,271	61,389	282,347	184,014
Realized (gain) loss on derivative instruments, net	(2)	1,171	900	3,438
Unrealized (gain) on derivative instruments, net	(1,317)	(9,648)	(1,397)	(4,405)
Write-off of debt costs	2,857	—	6,973	141
Other (income), net	(1,085)	(301)	(2,637)	(1,076)
Total other expenses	74,724	52,611	286,186	182,112
Income (loss) before income taxes	86,701	31,113	260,252	(5,833)
Income tax (benefit) expense	(122,962)	5,489	(93,274)	(48)
Net income (loss)	$209,663	$25,624	$353,526	$(5,785)
Less: income attributable to non-controlling interest	2,503	2,846	8,928	7,732
Net income (loss) attributable to shareholders	$207,160	$22,778	$344,598	$(13,517)
Net income (loss) per common share—Basic	$2.59	$0.31	$4.55	$(0.24)
Net income (loss) per common share—Diluted	$2.57	$0.31	$4.52	$(0.24)
Cash dividends paid per common share	$0.45	$0.45	$1.80	$1.35
Weighted average number of common shares and non-voting common shares outstanding—Basic	79,936	73,735	75,679	56,032
Dilutive stock options and restricted stock	620	112	509	—
Weighted average number of common shares and non-voting common shares outstanding—Diluted	80,556	73,847	76,188	56,032

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
Cash flows from operating activities:
Net income (loss)	$353,526	$(5,785)	$127,669
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	500,720	392,592	300,470
Debt related amortization	13,401	5,934	5,674
Amortization of lease intangible	92,053	55,484	—
Net (gain) loss on sale of leasing equipment	(35,812)	20,347	(2,013)
Unrealized (gain) loss on derivative instruments, net	(1,397)	(4,405)	2,240
Write-off of debt costs	6,973	141	1,170
Deferred income taxes	(94,678)	(809)	3,353
Share-based compensation	5,641	5,399	12,048
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Net equipment sold for resale activity	8,821	4,031	—
Accounts receivables	(5,967)	(1,592)	5,494
Accounts payable and other accrued expenses	(42,402)	10,694	(2,768)
Other assets	3,799	2,194	(2,814)
Cash received (payments) on termination of derivative instruments	2,117	(37)	(1,219)
Net cash provided by operating activities	806,795	484,188	449,304
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(1,562,863)	(629,332)	(398,799)
Proceeds from sale of equipment, net of selling costs	190,744	145,572	171,719
Cash collections on finance lease receivables, net of income earned	60,673	38,650	14,178
Cash and cash equivalents acquired	—	50,349	—
Other	55	(685)	(2,819)
Net cash (used in) investing activities	(1,311,391)	(395,446)	(215,721)
Cash flows from financing activities:
Issuance (redemption) of common shares	192,861	(7,410)	—
Financing fees paid under debt facilities	(34,494)	(6,554)	(2,972)
Borrowings under debt facilities and proceeds under capital lease obligations	3,102,825	661,971	685,500
Payments under debt facilities and capital lease obligations	(2,539,711)	(602,152)	(886,979)
(Increase) decrease in restricted cash	(43,846)	31,396	8,877
Distributions to non-controlling interest	(18,890)	(24,732)	(46,927)
Dividends paid	(135,557)	(84,752)	—
Other	241	—	—
Net cash provided by (used in) financing activities	523,429	(32,233)	(242,501)
Net increase (decrease) in cash and cash equivalents	$18,833	$56,509	$(8,918)
Cash and cash equivalents, beginning of period	113,198	56,689	65,607
Cash and cash equivalents, end of period	$132,031	$113,198	$56,689
Supplemental disclosures:
Interest paid	$269,601	$181,559	$131,749
Income taxes (refunded) paid	$(288)	$309	$1,477
Supplemental non-cash investing activities:
Equipment purchases payable	$128,133	$83,567	$12,128
Shares issued to acquire TAL	$—	$510,186	$—

A Transaction costs associated with the merger of TCIL and TAL and other costs for the fourth quarter and full year ended December 31, 2017 and 2016 were as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Employee compensation costs	$5,931	$209	$9,271	$46,838
Professional fees	—	78	—	14,295
Legal expenses	1	81	10	3,371
Other	—	31	(9)	2,412
Total	$5,932	$399	$9,272	$66,916
Employee compensation costs include costs to maintain and retain key employees, severance expenses, and certain stock compensation expense, including retention and stock compensation expense pursuant to plans established as part of TCIL's 2011 re-capitalization. Professional fees and legal expenses include costs paid for services directly related to the closing of the merger and include legal fees, accounting fees and transaction and advisory fees.

Non-GAAP Financial Measures
We use the terms "Adjusted pre-tax income "and "Adjusted net income" throughout this press release.
Adjusted pre-tax income is defined as income before income taxes as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted pre-tax income excludes gains and losses on interest rate swaps, the write-off of debt costs, transaction and other costs, and non-controlling interest. Adjusted net income is defined as net income further adjusted for the items discussed above, net of income tax.
Adjusted pre-tax income and Adjusted net income are not presentations made in accordance with U.S. GAAP. Adjusted pre-tax income and Adjusted net income should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.
We believe that Adjusted pre-tax income and Adjusted net income are useful to an investor in evaluating our operating performance because these measures:

•	are widely used by securities analysts and investors to measure a company’s operating performance;

•
help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
are used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided reconciliations of Net income (loss) before income taxes and Net income (loss) attributable to shareholders, the most directly comparable U.S. GAAP measures, to Adjusted pre-tax income and Adjusted net income in the tables below for the three and twelve months ended December 31, 2017 and 2016 and for the three months ended September 30, 2017.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Pre-tax Income and Adjusted Net Income (In Thousands, except per share amounts)
	Three Months Ended,			Twelve Months Ended,
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Income (loss) before income taxes	$86,701	$70,609	$31,113	$260,252	$(5,833)
Add (subtract):
Unrealized (gain) loss on derivative instruments, net	(1,317)	629	(9,648)	(1,397)	(4,405)
Insurance recovery income	(6,764)	—	—	(6,764)	—
Write-off of debt costs	2,857	4,073	—	6,973	141
Transaction and other costs	5,932	32	399	9,272	66,916
Less:
Income attributable to non-controlling interest	2,503	2,390	2,846	8,928	7,732
Adjusted pre-tax income	$84,906	$72,953	$19,018	$259,408	$49,087
Adjusted pre-tax income per share - Diluted	$1.05	$0.96	$0.26	$3.40	$0.88
Weighted average number of common shares outstanding - Diluted	80,556	75,707	73,847	76,188	56,032

	Three Months Ended,			Twelve Months Ended,
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income (loss) attributable to shareholders	$207,160	$57,156	$22,778	$344,598	$(13,517)
Add (subtract):
Unrealized (gain) loss on derivative instruments, net	(1,084)	515	(7,775)	(1,150)	(4,389)
Insurance recovery income	(5,567)	—	—	(5,567)	—
Write-off of debt costs	2,327	3,377	—	5,739	141
Transaction and other costs	4,862	60	322	7,631	66,679
One-time tax benefit related to U.S. statutory rate reduction	(139,359)	—	—	(139,359)	—
Adjusted net income	$68,339	$61,108	$15,325	$211,892	$48,914
Adjusted net income per share - Diluted	$0.85	$0.81	$0.21	$2.78	$0.87
Weighted average number of common shares outstanding - Diluted	80,556	75,707	73,847	76,188	56,032